UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 30, 2022

Kaltura Inc
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40644	20-8128326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Broadway
3rd Floor
New York, New York 10003
(Address of Principal Executive Offices) (Zip Code)

(646) 290-5445
 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KLTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Kaltura, Inc. (the “Company”) approved amendments to (i) the Employment Agreement, dated as of May 1, 2012, as amended, by and between Kaltura Ltd. and Ron Yekutiel, the Company’s Chairman and Chief Executive Officer, to increase Mr. Yekutiel’s monthly base salary from NIS 41,300 to NIS 45,744, effective April 1, 2022, annual bonus compensation from NIS 434,400 to NIS 547,956 and annual stretch bonus compensation from NIS 141,600 to 182,652, effective January 1, 2022 (ii) the Consulting Agreement, dated as of January 1, 2018, as amended, by and between the Company and Mr. Yekutiel, to decrease Mr. Yekutiel’s monthly base salary from $10,059 to $9,503, effective April 1, 2022, increase annual bonus compensation from $103,400 to $114,158 and annual stretch bonus compensation from $51,700 to $57,079, effective January 1, 2022 and (iii) the Consulting Agreement, dated as of May 1, 2014, as amended, by and between Kaltura Europe Limited and Mr. Yekutiel, to decrease Mr. Yekutiel’s monthly base salary from $15,088 to $14,255, effective April 1, 2022, increase annual bonus compensation from $131,607 to $171,236 and annual stretch bonus compensation from $42,900 to $57,079, effective January 1, 2022 (collectively, the “Yekutiel Amendments”).

On March 30, 2022, the Committee also approved an amendment to the Employment Agreement, dated as of June 18, 2017, as amended, by and between Kaltura Ltd. and Yaron Garmazi, the Company’s Chief Financial Officer (the “Garmazi Amendment”), to increase Mr. Garmazi’s monthly base salary from NIS 90,000 to NIS 103,500, effective April 1, 2022, annual bonus compensation from NIS 810,000 to NIS 931,500 and annual stretch bonus compensation from NIS 303,750 to NIS 349,313, effective January 1, 2022.

On March 30, 2022, the Committee also approved an amendment to the Employment Agreement, dated as of April 1, 2018, as amended, by and between Kaltura Ltd. and Michal Tsur, the Company’s President and Chief Marketing Officer (the “Tsur Amendment”), to increase Dr. Tsur’s monthly base salary from NIS 85,000 to NIS 93,500, effective April 1, 2022, annual bonus compensation from NIS 765,000 to NIS 841,500 and annual stretch bonus compensation from NIS 286,875 to NIS 315,563, effective January 1, 2022.

The foregoing descriptions of the Yekutiel Amendments, the Garmazi Amendment and the Tsur Amendment are qualified in their entirety by reference to the full and complete terms contained in the Yekutiel Amendments, the Garmazi Amendment and the Tsur Amendment, respectively, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 1, 2012, by and between Kaltura Ltd. and Ron Yekutiel, as amended.
10.2	Consulting Agreement by and between Kaltura, Inc. and Ron Yekutiel, effective January 1, 2018, as amended.
10.3	Consulting Agreement by and between Kaltura Europe Limited and Ron Yekutiel, effective May 1, 2014, as amended.
10.4	Employment Agreement, dated as of June 18, 2017, by and between Kaltura Ltd. and Yaron Garmazi, as amended.
10.5	Employment Agreement, dated as of April 1, 2018, by and between Kaltura Ltd. and Michal Tsur, as amended.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALTURA, INC.

Date: April 4, 2022	By:	/s/ Yaron Garmazi
	Name:	Yaron Garmazi
	Title:	Chief Financial Officer